Exhibit 99.2

Press Release

FOR IMMEDIATE RELEASE

Contact:	Howard H. Nolan
Senior Executive Vice President
Chief Financial Officer
(631) 537-1001, ext. 7255

Bridge Bancorp, Inc. Announces Launch of At-The-Market Equity Offering

(Bridgehampton, NY —November 21, 2011)  Bridge Bancorp, Inc. (NASDAQ:BDGE)(the “Company”), the parent company of The Bridgehampton National Bank (the “Bank”), announced today that it has filed a prospectus supplement under which it may from time to time sell up to $10,000,000 of its common stock pursuant to an at-the-market equity offering program. The shares would be offered through Sandler O’Neill + Partners, L.P. as sales agent. Sales, if any, would be made in transactions that are deemed to be at-the-market offerings, including sales made directly on the NASDAQ Global Select Market or sales made to or through a market maker other than on an exchange or by privately negotiated transactions. The Company intends to use the proceeds from any sales for general corporate purposes, including for contributions to the capital of the Bank.

The Company has filed a prospectus supplement to its existing shelf registration statement on file with the Securities and Exchange Commission (the “SEC”) (SEC File No. 333-160240) for the offering of common stock described in this communication. Sales in the offering, if any, would be made pursuant to the prospectus supplement, dated November 21, 2011, to the Company’s base prospectus, dated July 10, 2009. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement relating to the at-the-market offering and other documents the Company has filed with the SEC for more complete information about it and the at-the-market offering program. You may obtain the prospectus supplement and the related base prospectus by visiting EDGAR on the SEC website at www.sec.gov or the sales agent will arrange to send you the prospectus supplement and the related base prospectus if you request it by contacting Sandler O’Neill + Partners, L.P., 919 Third Avenue, 6th Floor, New York, New York 10022, or by phone at 1-866-805-4128.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to sell any security of the Company, nor will there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering may be made only by means of a prospectus supplement and related base prospectus.

About Bridge Bancorp, Inc.

Bridge Bancorp, Inc. is a one bank holding company engaged in commercial banking and financial services through its wholly owned subsidiary, The Bridgehampton National Bank.  Established in 1910, the Bank, with assets of approximately $1.3 billion, and a primary market area of the North and South Forks of Eastern Long Island, extending westward into Brookhaven and Babylon Towns, operates 20 retail branch locations. Through this branch network and its electronic delivery channels, it provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through the Bank’s wholly owned subsidiary, Bridge Abstract. Bridge Investment Services offers financial planning and investment consultation.

The Bridgehampton National Bank continues a rich tradition of involvement in the community by supporting programs and initiatives that promote local business, the environment, education, healthcare, social services and the arts.

Caution About Forward-Looking Statements.

This report may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).  Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company.  Words such as “expects,”  “believes,”  “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimated,” “assumes,” “likely,” and variation of such similar expressions are intended to identify such forward-looking statements.  Examples of forward-looking statements include, but are not limited to, expectations as to the sale of securities and the use of proceeds of the at-the-market offering.

Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and those Risk Factors identified in the prospectus supplement and the related base prospectus in connection with this offering.